UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2012, Oaktree Capital Group, LLC (the “Company”) issued a press release announcing the appointment of Marna C. Whittington to the Board of Directors of the Company (the “Board”) effective June 28, 2012. Ms. Whittington was also appointed to serve on the Board’s Audit Committee, replacing Mr. Robert E. Denham as a member of the Audit Committee. Mr. Denham will continue to serve as a member of the Board. The Board has determined that Ms. Whittington meets the requirements for independence under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange rules. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Whittington was the Chief Executive Officer of Allianz Global Investors Capital from 2001 until her retirement in January 2012. From 2002 to 2011, she was Chief Operating Officer of Allianz Global Investors, the parent company of Allianz Global Investors Capital. Prior to that, she was Managing Director and Chief Operating Officer of Morgan Stanley Investment Management. Ms. Whittington started in the investment management industry in 1992, joining Philadelphia-based Miller Anderson & Sherrerd. Previously, she was Executive Vice President and CFO of the University of Pennsylvania, and earlier, Secretary of Finance for the State of Delaware. Ms. Whittington currently serves as a director of Macy’s, Inc. and Phillips 66. She holds an M.S. degree and a Ph.D. from the University of Pittsburgh, both in Quantitative Methods, and a B.A. degree in Mathematics from the University of Delaware.

In accordance with the Company’s director compensation policy, Ms. Whittington will receive an annual cash retainer of $75,000 from the Company for her services on the Board and an additional annual retainer of $25,000 as a member of the Audit Committee. Additionally, Ms. Whittington will receive an annual restricted stock grant of Class A units of the Company pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) and a grant agreement consistent with the form of grant agreement associated with the Plan, with a fair market value at the time of grant equal to $100,000 (pro-rated for 2012), subject to five-year vesting at 20% per year on each anniversary date of the grant date. For a description of the 2011 Equity Incentive Plan and associated grant agreement, see “Management—2011 Equity Incentive Plan” in the Company’s prospectus dated April 11, 2012, filed with the Securities and Exchange Commission on April 6, 2012 in accordance with Rule 424(b) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Oaktree Capital Group, LLC dated July 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ David M. Kirchheimer
		Name:	David M. Kirchheimer
		Title:	Chief Financial Officer, Chief Administrative Officer and Principal